Exhibit 99.4

Purple Innovation Appoints Adam Gray to Its Board of Directors

Appointment to Expand the Board to Eight Directors

Alpine, Utah, February 6, 2018 – Purple Innovation, Inc. (NASDAQ: PRPL) (“Purple”), a comfort technology company known for creating the “World’s First No Pressure ™ Mattress,” today announced that Adam Gray, Managing Partner at Coliseum Capital Management, LLC (“Coliseum”), has been appointed to its Board of Directors. With this appointment, the Board will expand to eight directors.

Mr. Gray’s appointment to the Board follows Coliseum’s previously announced $65 million of committed equity and debt investment.

“I look forward to partnering closely with Purple’s Board and management team at this exciting stage in the Company’s development,” said Mr. Gray. “Our recent strategic investment in Purple reflects our confidence in the Company’s innovative business model and unique product. We believe that Purple is positioned to aggressively pursue exciting new growth initiatives while maintaining its focus on delivering comfort tech globally.”

“We are excited to welcome Adam to our Board,” said Terry Pearce, Co-founder, director and majority shareholder of Purple. “Coliseum’s strategic investment, combined with Adam’s financial and operational experience and track record of working constructively with management teams to create long-term shareholder value will enhance our ability to pursue profitable growth.”

Adam Gray, co-founder and Managing Partner of alternative investment manager Coliseum Capital Management, LLC, has nearly 30 years of capital stewardship, private equity and operating experience. Mr. Gray has significant expertise leading operational and financial restructurings and has helped guide organizations through highly complex growth-oriented and distressed situations. He was most recently appointed to the Board of Directors of The Pas Group, one of Australia’s largest apparel businesses, and currently serves as Non-Executive Chairman and Non-Executive Director of Redflex Holdings Limited. He is also a Director of New Flyer Industries Inc. Mr. Gray is a former Director of Blue Bird Corporation, Benihana, Inc., and DEI Holdings, Inc. Prior to founding Coliseum, Mr. Gray held senior positions at Burger King Holdings, Inc. and Metromedia Restaurant Group. Mr. Gray began his career with the Merchant Banking Division at Morgan Stanley before joining Kluge & Co (the internal merchant bank of Metromedia Company).

About Purple

Purple is a leading comfort technology company, which designs and manufactures products to improve how people sleep, sit, and stand. It offers mattresses, cushions, pillows, and other comfort products using its proprietary Hyper-Elastic Polymer® technology. All products are focused on founders Terry and Tony Pearce’s vision to improve comfort. Purple continues to be a disruptor to the traditional mattress industry with its innovative products, packaging and shipping, direct-to-consumer sales, and generous trial and return policies.

Forward Looking Statements

Certain statements made in this release are “forward looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Media Contacts

Purple Innovation, Inc.
For information regarding Purple products, please contact Savannah Turk:
Savannah Turk
Director of Purple Communications
savannah@purple.com

For investors, media and general inquires:
Brendon Frey
brendon.frey@icrinc.com
203-682-8216

Alecia Pulman/Kate Kohlbrenner
purplePR@icrinc.com